Exhibit 99.28(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated February 27, 2026 on the financial statements and financial highlights of the Bramshill Multi-Strategy Income Fund, a series of Investment Managers Series Trust appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2026